EXHIBIT 10.7

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (the “Agreement”) is made as of May 20th, 2010, by and among IA Global, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”) and Partner’s Fund Corporation (the “Seller”), a  Japanese corporation, related to the ownership of JSK Fund, Inc. and Car Planner Co Ltd., jointly (“Car Planner”), corporations registered and existing under the laws of Japan, including each of the operations of Car Planner listed on Schedule I, Section 2.5 hereto.

P r e l i m i n a r y S t a t e m e n t s

A.         The Company desires to acquire 600 ordinary shares of JSK Fund, Inc. (the “JSK Ordinary Shares”) which 600 Ordinary Shares equal to 100% of the outstanding equity interests of Car Planner on a fully-diluted basis, in exchange for 25,000,000 shares of IAGI valued at $.013 or 30 million JPY or approximately $325,000 or shares of the Company’s common stock, par value US$.001 per share (the “IAGI Common Stock)”; and

B.         The parties hereto agree that the shares of IAGI Common Stock to be issued pursuant to this Agreement have an agreed upon value in the transaction of 30 million JPY, or approximately $325,000 US or $0.013 per share based on a premium to the April 19, 2010 closing price, the closing price on the day of the conclusion of the negotiations. The parties intend this transaction to qualify as a tax-free exchange.

NOW, THEREFORE, for and in consideration of the premises, covenants, and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do covenant, agree, represent, warrant, and stipulate as follows:

A g r e m e n t

1.	EXCHANGE

1.1      Issuance of IAGI Common Stock.  Subject to the terms and conditions set forth herein, the Company hereby transfers to the Seller 25,000,000 of IAGI Common Stock, which includes a restrictive legend, as set forth in Section 2.22, within ten business days of the date (“Closing Date”) the IAGI Common Stock is approved by American Stock Transfer & Trust Company. .

1.2      Transfer of 600 Ordinary Shares to the Company.

(a)       Subject to the terms and conditions set forth herein, the Seller hereby transfers to the Company 600 Ordinary Shares on the Closing Date.

(a)        The JSK Ordinary Shares delivered to the Company pursuant to Section 1.1(a) have been duly endorsed in blank or with stock powers effecting such transfer such that the Company may seek immediate re-registration of such shares into the name of the Company on the books and records of Car Planner.

2.	REPRESENTATION AND WARRANTIES OF THE SELLER AND CAR PLANNER

Except as set forth on the Disclosure Schedule attached hereto as Exhibit A (the “Disclosure Schedule”), the Seller and Car Planner, jointly and severally, represent and warrant to the Company as follows:

2.1     Organization, Execution and Delivery; Valid and Binding Agreements.  The Seller and Car Planner have duly executed and delivered this Agreement and, assuming that this Agreement is the legal, valid and binding agreement of the Company, this Agreement constitutes the valid and binding obligations of the Seller and Car Planner, enforceable against each such party, in accordance with its terms.

2.2     Authority; No Breach or Conflicts.  The Seller and Car Planner have all requisite power and authority to execute and deliver this Agreement and to perform their obligations hereunder (including all right, power, capacity and authority to sell, transfer, and convey the JSK Ordinary Shares).  The execution, delivery and performance by Seller and Car Planner of this Agreement and the agreements provided for herein, and the consummation by Seller of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, directly or indirectly contravene, conflict or result in a violation of any provision of the Seller or Car Planner’s organizational or formation documents.  The JSK Ordinary Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable free of any liens or encumbrances other than any liens or encumbrances created by the Seller provided, however, that the JSK Ordinary Shares may be subject to restrictions on transfer under state or US federal securities laws.  The issuance of the JSK Ordinary Shares is not subject to any preemptive rights or rights of first refusal.

2.3     Corporate Matters.  Car Planner (i) is a corporation, duly registered, validly existing, and in good standing under the laws of its jurisdiction of organization; (ii) has full power and authority to carry on the businesses in which it is engaged, and to own and use the properties owned and used by it.  Car Planner is duly qualified as a foreign entity and is in good standing as a foreign entity in all jurisdictions where the properties owned, leased or operated by it and relating to the business are located or where the business is conducted, except where failure to so qualify or be in good standing is not reasonably likely to have a material adverse effect on the business, results of operations, prospects or financial condition of the business.

2.4     Capitalization.  Section 2.4 of the Disclosure Schedule sets forth the authorized and issued capital stock of Car Planner as of the date hereof, together with a description of the rights and preferences of each class of Car Planner’s capital stock.  As of the date hereof, other than the warrant listed in Section 2.4 of the Disclosure Schedule, there are no outstanding options, warrants, preemptive rights, indebtedness having general voting rights or debt convertible into securities having such rights or subscriptions or other rights agreements or any other outstanding security or agreement entitling the holder thereof or party thereto to acquire any capital stock of Car Planner.

2.5     Subsidiaries.  Section 2.5 of the Disclosure Schedule lists each entity in which Car Planner owns equity interests (a “Car Planner Subsidiary”).  Each of the Car Planner Subsidiaries is wholly owned by Car Planner.  All of the outstanding shares of capital stock of, or other equity interests in, each such Car Planner Subsidiary have been validly issued and are fully paid and non assessable and such shares or interests are owned directly by Car Planner, free and clear of all encumbrances and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests.  Except for the capital stock or other ownership interests of each of the Car Planner Subsidiaries, Car Planner does not beneficially own directly or indirectly any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person or entity.

2.6     Financial Statements.  Section 2.6 of the  Disclosure Schedule sets forth true, correct and complete copies of (i) the unaudited balance sheet of March 31, 2010 and the related statements of income for the year ended March 31, 2010 (“March 31, 2010 Financial Statements”); The March 31, 2010 Financial Statements present fairly the financial position of Car Planner as of the dates thereof and its results of operations for the periods covered thereby and, except as set forth on Section 2.6 of the Disclosure Schedule, the Car Planner Financial Statements have been prepared in all material respects in accordance with generally accepted accounting principles (“GAAP”) as adopted and in effect within Japan consistently applied.  Except as set forth in the Car Planner Financial Statements or Section 2.6 of the Disclosure Schedule, (i) Car Planner has no material liabilities, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business, and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Car Planner Financial Statements; (ii) there has been no material adverse change in the assets, business, liabilities, properties, prospects, condition (financial or otherwise) or results of operations of Car Planner; (iii) neither the business, condition or operations of Car Planner nor any of its properties or assets have been materially or adversely affected as a result of any legislative or regulatory change, any revocation or change in any franchise, license or right to do business, or any other event or occurrence, whether or not insured against; and (iv) Car Planner has not entered into any material transaction outside of the ordinary course of business or made any distribution on its capital stock or other ownership interest.

2.7     Seller Share Percentage.  The JSK Ordinary Shares to be acquired by the Company represent one hundred percent (100%) of all of the issued and outstanding capital stock of Car Planner on a fully-diluted basis. Prior to the Closing Date, if there are any anti-dilution adjustments, including but not limited to a split in ownership interests or similar recapitalization or reorganization transactions, that affects the outstanding capital stock of Car Planner, the Company shall receive additional shares to maintain its 100% ownership of Car Planner on a fully-diluted basis.

2.8     Due Diligence Information.  The due diligence information presented to the Company by the Seller and Car Planner in connection with the Company’s due diligence investigation of Car Planner, including each of the representations, warranties and covenants of Car Planner and the Seller in this Agreement, is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

2.9     Litigation; Compliance with Law.  There is no (i) action, suit, claim, proceeding or investigation pending or, to the best of Car Planner’s knowledge, threatened against or affecting Car Planner, at law or in equity, or before or by any municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) arbitration proceeding relating to Car Planner pending under collective bargaining agreements or otherwise; or (iii) governmental inquiry pending or, to the best of Car Planner’s knowledge, threatened against or affecting Car Planner (including, without limitation, any inquiry as to the qualification of Car Planner to hold or receive any license or permit), and, to the best of Car Planner’s knowledge, there is no reasonable basis for any of the foregoing.  Car Planner is not in default with respect to any governmental order, writ, judgment, injunction or decree known to or served upon Car Planner of any court or of any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.  There is no action or suit by Car Planner pending or threatened against others.  Car Planner has complied in all respects with all laws, rules, regulations and orders applicable to its businesses, operations, properties, assets, products and services, and Car Planner has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted, except to the extent failure to comply or obtain any such permits, licenses or authorizations will not have a material adverse effect.  There is no existing law, rule, regulation or order, and Car Planner is not aware of any proposed law, rule, regulation or order, which would prohibit or materially restrict Car Planner from, or otherwise materially and adversely affect Car Planner in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.

2.10    Proprietary Information of Third Parties.  No third party has claimed or has reason to claim that any person employed by or affiliated with Car Planner has (a) violated or may be violating to any material extent any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees, or has requested information from Car Planner that suggests that such a claim might be contemplated.  To the best of Car Planner’s knowledge, no person employed by or affiliated with Car Planner has improperly utilized or proposes to improperly utilize any trade secret or any information or documentation proprietary to any former employer, and to the best of Car Planner’s knowledge, no person employed by or affiliated with Car Planner has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of Car Planner, and Car Planner has no reason to believe there will be any such employment or violation.  To the best of Car Planner’s knowledge, none of the execution or delivery of this Agreement and the other related agreements and documents executed in connection herewith, or the carrying on of the business of Car Planner as officers, employees or agents by any officer, director or key employee of Car Planner, or the conduct or proposed conduct of the business of Car Planner, will materially conflict with or result in a material breach of the terms, conditions or provisions of or constitute a material default under any contract, covenant or instrument under which any such person is obligated.

2.11     Title to Assets.  Car Planner has valid and marketable title to all of its assets now carried on its books including those reflected in the most recent balance sheet of March 31, 2010 which forms a part of the Car Planner Financial Statements, or acquired since the date of such balance sheet (except personal property disposed of since said date in the ordinary course of business) free of any liens charges or encumbrances of any kind whatsoever, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair Car Planner’s ownership  or use of such property or assets.  Car Planner does not own any real property.  Car Planner is in compliance in all material respects under all leases for property and assets under which it is operating, and all said leases are valid and subsisting and are in full force and effect.

2.12    Intellectual Property Assets.  Car Planner has, or has rights to use, all patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names or copyrights, any applications for such which are in the process of being prepared and other intellectual property rights and similar rights necessary or material for use in connection with its business (collectively, “Intellectual Property”).  The Car Planner Intellectual Property is sufficient to permit Car Planner to conduct its business as presently conducted, without any conflict with or infringement of the rights of others, and as proposed to be conducted, and, except as disclosed in Section 2.12 to the Car Planner Disclosure Schedule, no claim is pending or, to the best of Car Planner’s knowledge, threatened to the effect that the operations of Car Planner infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and, to the best of Car Planner’s knowledge, there is no basis for any such claim (whether or not pending or threatened).  Except as disclosed in Section 2.12 to the Disclosure Schedule, no claim is pending or, to the best of Car Planner’s knowledge, threatened to the effect that any such Intellectual Property owned or licensed by Car Planner, or which Car Planner otherwise has the right to use, is invalid or unenforceable by Car Planner, and, to the best of Car Planner’s knowledge, there is no basis for any such claim (whether or not pending or threatened).  To the best of Car Planner’s knowledge, all material technical information developed by and belonging to Car Planner that has not been patented has been kept confidential.  Car Planner has not granted or assigned to any other person or entity any right to manufacture, have manufactured or assemble the products or proposed products or to provide the services or proposed services of Car Planner.  Car Planner has no material obligation to compensate any person for the use of any Intellectual Property nor has Car Planner granted to any person any license or other rights to use in any manner any Intellectual Property of Car Planner.

2.13    Assumptions, Guaranties, etc., of Indebtedness of Other persons.  Except as disclosed in Section 2.14 of the Disclosure Schedule, Car Planner has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable for any material amount of indebtedness of any other person (including, without limitation, any liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss).

2.14    No Brokers or Finders.  No person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon Car Planner for any commission, fee or other compensation as a finder or broker arising out of the transactions contemplated by this Agreement.

2.15    No Material Adverse Change.  Since the respective dates as of which information was given in this Agreement or the Disclosure Schedules, except as otherwise stated therein:  (i) there has been no material adverse change in the financial condition, or in the results of operations, affairs or prospects of Car Planner, whether or not arising in the ordinary course of business; and (ii) there have been no transactions entered into by Car Planner, other than those in the ordinary course of business, which are material to Car Planner.

2.16    Ownership of Seller Shares.  The Seller has good and marketable title to the JSK Ordinary Shares, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, security interests, options and adverse claims or rights whatsoever.  Upon consummation of the purchase contemplated hereby, the Company will acquire from the Seller good and marketable title to the JSK Ordinary Shares, free and clear of all covenants, conditions, restrictions, voting trust arrangements, security interests, options and adverse claims or rights whatsoever.

2.17    Investment.  The Seller is acquiring the IAGI Common Stock for his own account and beneficial interest for investment and not for sale or with a view to, or for resale in connection with, the distribution thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the IAGI Common Stock and does not presently have any reason to anticipate a change in such intention.

2.18    Accredited Investors.  Seller is an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (“Securities Act”) .

2.19    Information.  Seller has received all information it has requested from the Company that it considers necessary or appropriate for deciding whether to acquire the IAGI Common Stock, including, but not limited to, information meeting the requirements of Rule 502(b) of Regulation D under the Securities Act. Seller has had an opportunity to ask questions and receive answers from the Company regarding the terms of the IAGI Common Stock and to obtain any additional information necessary to verify the accuracy of the information given to it.

2.20    Experience.  Seller has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risk of an investment in the IAGI Common Stock and is able to bear the economic risk of such investment.

2.21    Restricted Securities.  Until registered, Seller understands that the IAGI Common Stock are characterized as “restricted securities” under the Securities Act, inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances.  In this connection, Seller represents that he is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.  The Seller also understands that the certificates evidencing the IAGI Common Stock will bear the legend set forth below:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION OF SUCH SECURITIES.  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND COMPLIANCE WITH SUCH STATE SECURITIES LAWS, (II) IN COMPLIANCE WITH RULE 144 UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR (III) UPON THE DELIVERY TO IA GLOBAL, INC.  (THE “COMPANY”) OF AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/ OR COMPLIANCE IS NOT REQUIRED.

2.22    Material Contract Defaults.  Car Planner is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or financial condition of either of them, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Car Planner has not taken adequate steps to prevent such a default from occurring.

2.23    Government Authorizations.  Car Planner has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable them to conduct their business in all material respects as conducted on the date of this Agreement.  No authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Car Planner of this Agreement and the consummation by Car Planner of the transactions contemplated hereby.

2.24    Foreign Investors.  Seller is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Seller hereby represents that he has satisfied himself as to the full observance of the laws of his jurisdiction in connection with any invitation to subscribe for or purchase the IAGI Common Stock or any use of this Agreement, including (a) the legal requirements within his jurisdiction for the purchase of the IAGI Common Stock, (b) any foreign exchange restrictions applicable to such purchase or acquisition, (c) any government or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the IAGI Common Stock.  Seller’s beneficial ownership of the IAGI Common Stock will not violate any applicable securities or other laws of Seller’s jurisdiction.

2.25    Excluded Assets. Section 2.26 of the Disclosure Schedule lists each entity that Seller   is excluding from this Agreement.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth on the IAGI Disclosure Schedule attached hereto as Exhibit B (the “IAGI Disclosure Schedule”), the Company hereby represents and warrants to the Seller as follows:

3.1     Organization, Execution and Delivery; Valid and Binding Agreements.  The Company is an organization that is validly existing and in good standing under the laws of the State of Delaware.  The Company has duly executed and delivered this Agreement and, assuming that this Agreement is the legal, valid and binding agreement of the Seller and Car Planner, this Agreement constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms.

3.2     Authority; No Breach or Conflicts.  The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder (including all right, power, capacity and authority to issue and sell the IAGI Common Stock, subject to applicable federal and state securities law restrictions).  The execution, delivery and performance by the Company of this Agreement and the agreements provided for herein, and the consummation by the Company of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, directly or indirectly contravene, conflict or result in a violation of any provision of the Company’s organizational documents.  The IAGI Common Stock, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable free of any liens or encumbrances other than any liens or encumbrances created by the Seller; provided, however, that the IAGI Common Stock may be subject to restrictions on transfer under state or US federal securities laws.  The issuance of the IAGI Common Stock is not subject to any preemptive rights or rights of first refusal.

3.3     Investment.  The Company is acquiring the JSK Ordinary Shares for its own account and beneficial interest for investment and not for sale or with a view to, or for resale in connection with, the distribution thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the JSK Ordinary Shares, and does not presently have any reason to anticipate a change in such intention.

3.4     The Company Reports; Financial Statements.

(a)     The Company has made available to Seller and Car Planner each registration statement, report, proxy statement or information statement prepared by it since March 31, 2009 (the “Audit Date”) and filed with the US Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K for the year ended March 31, 2009, each in the form (including exhibits, annexes and any amendments thereto) as filed with the SEC.  The Company has filed or furnished all forms, statements, reports and documents required to be filed or furnished by it with the SEC pursuant to applicable securities statutes, regulations, policies and rules since the Audit Date (the forms, statements, reports and documents filed or furnished with the SEC since the Audit Date and those filed or furnished with the SEC subsequent to the date of this Agreement, if any, including any amendments thereto, the “Reports”).  Except as set forth on Section 3.4 of the IAGI Disclosure Schedule, each of the Reports, at the time of its filing, complied or will comply in all material respects with the applicable requirements of the Securities and Exchange Act of 1934, as amended (“Exchange Act”) and the rules and regulations thereunder and complied in all material respects with then applicable accounting standards.  As of its respective dates (or, if amended, as of the date of such amendment), the Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(b)     Each of the consolidated balance sheets included in or incorporated by reference into the Reports (including the related notes and schedules) fairly presents the consolidated financial position of the Company and its subsidiaries as of its date and each of the consolidated statements of income, shareholders’ equity and cash flows included in or incorporated by reference into the Reports (including any related notes and schedules) fairly presents, or in the case of Reports filed after the date hereof, will fairly present, the net income, total shareholders’ equity and net increase in cash and cash equivalents, as the case may be, of the Company and its respective subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

3.5     Due Diligence Information.  The due diligence information presented to the Seller and Car Planner by the Company in connection with its due diligence investigation of the Company is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

3.6     Litigation; Compliance with Law.  Except as disclosed, there is no (i) action, suit, claim, proceeding or investigation pending or, to the best of the Company’s knowledge, threatened against or affecting the Company, at law or in equity, or before or by any municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise; or (iii) governmental inquiry pending or, to the best of the Company’s knowledge, threatened against or affecting the Company (including, without limitation, any inquiry as to the qualification of the Company to hold or receive any license or permit), and, to the best of the Company’s knowledge, there is no reasonable basis for any of the foregoing.  The Company is not in default with respect to any governmental order, writ, judgment, injunction or decree known to or served upon the Company of any court or of any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.  There is no action or suit by the Company pending or threatened against others.  The Company has complied in all respects with all laws, rules, regulations and orders applicable to its businesses, operations, properties, assets, products and services, and the Company has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted, except to the extent failure to comply or obtain any such permits, licenses or authorizations will not have a material adverse effect.  There is no existing law, rule, regulation or order, and the Company is not aware of any proposed law, rule, regulation or order, which would prohibit or materially restrict the Company from, or otherwise materially and adversely affect the Company in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.

3.7     Proprietary Information of Third Parties.  No third party has claimed or has reason to claim that any person employed by or affiliated with the Company has (a) violated or may be violating to any material extent any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees, or has requested information from the Company that suggests that such a claim might be contemplated.  To the best of the Company’s knowledge, no person employed by or affiliated with the Company has improperly utilized or proposes to improperly utilize any trade secret or any information or documentation proprietary to any former employer, and to the best of the Company’s knowledge, no person employed by or affiliated with the Company has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation.  To the best of the Company’s knowledge, none of the execution or delivery of this Agreement and the other related agreements and documents executed in connection herewith, or the carrying on of the business of the Company as officers, employees or agents by any officer, director or key employee of the Company, or the conduct or proposed conduct of the business of the Company, will materially conflict with or result in a material breach of the terms, conditions or provisions of or constitute a material default under any contract, covenant or instrument under which any such person is obligated.

3.8     Title to Assets.  The Company has valid and marketable title to all of its assets now carried on its books including those reflected in the most recent balance sheet of the Company which forms a part of the Reports, or acquired since the date of such balance sheet (except personal property disposed of since said date in the ordinary course of business) free of any liens charges or encumbrances of any kind whatsoever, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets.  The Company does not own any real property.  The Company is in compliance in all material respects under all leases for property and assets under which it is operating, and all said leases are valid and subsisting and are in full force and effect.

3.9     Intellectual Property Assets.  The Company has, or has right to use all patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names or copyrights, any applications for such which are in the process of being prepared and other intellectual property rights and similar rights necessary or material for use in connection with its business (collectively, “IAGI Intellectual Property”).  The Company owns or possesses adequate licenses or other rights to use all IAGI Intellectual Property necessary or material to the conduct of its business as conducted, without any conflict with or infringement of the rights of others, and as proposed to be conducted, and, except as disclosed in Section 3.9 to the Disclosure Schedule, no claim is pending or, to the best of the Company’s knowledge, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any IAGI Intellectual Property, and, to the best of the Company’s knowledge, there is no basis for any such claim (whether or not pending or threatened).  Except as disclosed in Section 3.9 to the Disclosure Schedule, no claim is pending or, to the best of the Company’s knowledge, threatened to the effect that any such IAGI Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and, to the best of the Company’s knowledge, there is no basis for any such claim (whether or not pending or threatened).  To the best of the Company’s knowledge, all material technical information developed by and belonging to the Company that has not been patented has been kept confidential.  The Company has not granted or assigned to any other person or entity any right to manufacture, have manufactured or assemble the products or proposed products or to provide the services or proposed services of the Company.  The Company has no material obligation to compensate any person for the use of any Intellectual Property nor has the Company granted to any person any license or other rights to use in any manner any IAGI Intellectual Property.

3.10    Assumptions, Guaranties, etc. of Indebtedness of Other persons.  The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable for any material amount of indebtedness of any other person (including, without limitation, any liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss).

3.11    No Brokers or Finders.  No person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker arising out of the transactions contemplated by this Agreement.

3.12    No Material Adverse Change.  Since the respective dates as of which information was given in this Agreement or the Disclosure Schedules, except as otherwise stated therein:  (i) there has been no material adverse change in the financial condition, or in the results of operations, affairs or prospects of the Company, whether or not arising in the ordinary course of business; and (ii) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material to the Company.

3.13    Information.  The Company has received all information requested from Seller that it considers necessary or appropriate for deciding whether to acquire the JSK Ordinary Shares.  The Company has had an opportunity to ask questions and receive answers from the Seller and Car Planner regarding the terms of the JSK Ordinary Shares and to obtain any additional information necessary to verify the accuracy of the information given to it.

3.14    Material Contract Defaults.  The Company is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or financial condition of either of them, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which the Company has not taken adequate steps to prevent such a default from occurring.

3.15    Government Authorizations.  The Company has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable them to conduct their business in all material respects as conducted on the date of this Agreement.  No authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby.

4.	CONTINUING COVENANTS

From and after the execution and delivery of this Agreement, the parties agree as follows:

4.1      Registration Statement.    The Company agrees it shall, within ninety days following the closing of the transaction the Company will prepare and file with the SEC, at the Company’s expense, a registration statement on Form S-1 for the re-sale of the IAGI Common Stock (the “S-1 Registration Statement”) under the Securities Act by the Seller.  The Company will use its reasonable efforts to cause such S-1 Registration Statement to become effective within sixty (60) days from the initial filing thereof.

4.2      Notice of Developments.  Each party will give prompt written notice to the other party of any material adverse development causing a breach or likely breach of any of its covenants in this Agreement.

5.	INDEMNIFICATION

5.1      Survival of Representations.  All of the representations and warranties of the Company, the Seller and Car Planner contained in this Agreement shall have been accurate as of the date of the Closing Date, and all such representations and warranties shall survive the Closing Date for a period of one year, measured from the Closing Date.

5.2      Indemnification.

(a)      The Company shall indemnify and hold harmless the Seller and Car Planner and its officers, directors, agents, employees and affiliates, each person who controls or the Seller and Car Planner (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each such Person, a “Control Person”) and the officers, directors, agents, employees and affiliates of each such Control Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of, or relating to, a breach or breaches of any representation, warranty, covenant or agreement by the Company under this Agreement.

(b)      The Seller and Car Planner shall indemnify and hold harmless the Company, its officers, directors, agents and employees, each Control Person and the officers, directors, agents and employees of each Control Person, to the fullest extent permitted by application law, from and against any and all Losses, as incurred, arising out of, or relating to, a breach or breaches of any representation, warranty, covenant or agreement by the Seller and Car Planner under this Agreement.

5.3      Conduct of Indemnification Proceedings.  If any proceeding shall be brought or asserted against any person entitled to indemnity (each a “Proceeding”) hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (1) the Indemnifying Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of the claim against the Indemnified Party but will retain the right to control the overall Proceedings out of which the claim arose and such counsel employed by the Indemnified Party shall be at the expense of the Indemnifying Party).  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld.  No Indemnifying Party shall, without the prior written consent of the

Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party to which the Indemnified Party is entitled hereunder (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) business days of written notice thereof to the Indemnifying Party.

No right of indemnification under this Section shall be available as to a particular Indemnified Party if there is a non-appealable final judicial determination that such Losses arise solely out of the negligence or bad faith of such Indemnified Party in performing the obligations of such Indemnified Party under this Agreement or a breach by such Indemnified Party of its obligations under this Agreement.

5.4      Limitations on Indemnity.  Neither the Seller nor Car Planner, on one hand, nor the Company, on the other hand, shall have aggregate liability for Losses arising under this Agreement or any instrument delivered hereunder in excess of US$325,000 and any aggregate liability will be resolved thru the return of shares at the current market price.

5.5      Exclusivity.  The indemnity and contribution agreements contained in this Section 5 are the exclusive remedy that the Indemnified Parties may have to the Indemnifying Parties.

6.	MISCELLANEOUS

6.1      Remedies Cumulative; Remedies Not Waived.  Except as provided in Section 5.5, no remedy herein conferred upon the parties is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.  No course of dealing between the parties, nor any delay on the part of the parties in exercising any rights hereunder, shall operate as a waiver of any of the rights of any of the parties, either individually or in the aggregate.

6.2      Waiver and Amendment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.  This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.  This Agreement shall not be changed, modified or amended except by a writing signed by the parties hereto.

6.3      Assignability.  Neither party may assign or transfer this Agreement or its rights hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld.

6.4      Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be sent by registered or certified mail (return receipt requested and postage prepaid), transmitted by telecopy, or delivered by hand, by messenger or by a recognized overnight delivery service, addressed as follows, or to such other address as such party may have from time to time furnished to the other party in writing:

If to the Company:	Brian Hoekstra / CEO
IA Global, Inc.
101 California Street, Suite 2450
San Francisco, CA 94111
Fax: + 1-415-946-8801

If to the Seller	Keizou Katayori
Partner’s Fund Corporation.
6-28-8-901 Shinjuku, Shinjuku-ku
Tokyo 160- 0022, Japan
Fax: + 81-3-3207-3655

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if sent by registered or certified mail, the earlier of receipt and five (5) business days after dispatch, (ii) if transmitted by telecopy, on the business day of confirmed receipt by the addressee thereof, and (iii) if delivered in person or by overnight courier, on the business day delivered.

6.5      Expenses.  Each party shall pay its expenses, including attorneys fees, in connection with this Agreement and the transaction contemplated hereby.

6.6      Counterparts.  This Agreement may be executed in several counterparts, and each executed copy shall constitute an original instrument, but all such counterparts shall together constitute but one and the same instrument.

6.7      Headings; Construction.  The headings of the several sections, divisions or subsections of this Agreement shall not be construed to constitute any part or to affect the meaning of any such sections, divisions or subsections.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption of burden of proof shall arise favoring or not favoring any party by virtue of the authorship of any of the provisions of this Agreement.

6.8      Severability.  If any provision of this Agreement or portion of any provision, or the application thereof to any person or circumstance, shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement or the remainder of such provision and the application thereof to other persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

6.9      Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Newark, Delaware.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Newark, Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an  inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding..

6.10     Compliance Required.  The obligations of each of the parties arising pursuant to this Agreement shall be expressly conditioned upon the full compliance by the other party hereto with the terms set forth herein and in the ancillary agreements referenced herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective corporate officers thereunto duly authorized on the day and year first above written.

The Company:

IA Global, Inc.

/s/ Brian Hoekstra

By:  Brian Hoekstra

Title:  Chief Executive Officer

Date: May 20, 2010

The Seller:

Car Planner Co Ltd

/s/ Ryouji Ueno

By: Ryouji Ueno

Title: Representative Director

Date: May 20, 2010

Partners Fund Corporation

/s/ Keizou Katayori

By: Keizou Katayori

Title: Director

Date: May 20, 2010